UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 1, 2011, Equilon Enterprises LLC (“Equilon”), a wholly owned subsidiary of Royal Dutch Shell plc (“Shell”), completed the transfer of 5,573,319 shares of common stock of Codexis, Inc. (“Codexis” or the “Company”) held by Equilon to Raízen Energia Participações S.A. (“Raízen”), a Brazil-based biofuels joint venture between subsidiaries controlled by Shell and Cosan Limited (“Cosan”). This share transfer occurred as part of the closing of the Raízen joint venture. In connection with the closing of the joint venture, Equilon also assigned to Raízen its rights and obligations under two Codexis stockholder agreements, the Fifth Amended and Restated Voting Agreement dated March 4, 2009, as amended on February 25, 2010 (the “Voting Agreement”), and the Fifth Amended and Restated Investor Rights Agreement dated March 4, 2009 (the “Investor Rights Agreement”). Raízen agreed to assume all of Equilon’s rights, liabilities and obligations under the Voting Agreement and the Investor Rights Agreement. As a result of the share transfer and the assignment of the Voting Agreement to Raízen, Raízen is now Codexis’ largest stockholder and has the right to appoint a representative to Codexis’ Board of Directors. The 5,573,319 shares of common stock of Codexis transferred to Raízen represent approximately 15.7% of Codexis’ total outstanding shares. (Under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, these shares are deemed to be beneficially held by the two ultimate owners of Raízen, which are Shell and Cosan.)

Raízen is a $12 billion joint venture with annual production capacity of over 2 billion liters of ethanol. It has a retail network of 4,500 fuel stations, 24 sugar mills and an installed capacity of 900MW of electric energy from sugar cane bagasse.

The foregoing description of Raízen’s rights under the Voting Agreement and Investor Rights Agreement is only a summary of the material terms of such agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Voting Agreement, previously filed as Exhibits 4.9 and 4.10 to the Company’s Amendment No. 5 to Registration Statement on Form S-1 (SEC File No. 333-164044) filed on March 26, 2010, and the Investor Rights Agreement, previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-164044) filed on December 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary